UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                                       August 22, 2005

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-6605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:           (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 22, 2005, Equifax Inc. (“Equifax” or the “Company”) and Richard F. Smith entered into an Employment Agreement regarding Mr. Smith’s service as Chairman Elect and Chief Executive Officer of the Company effective September 19, 2005. A brief summary of the material terms and conditions of the Employment Agreement is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 5.02                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2005, the Company entered into an Employment Agreement with Richard F. Smith and appointed Mr. Smith as Chief Executive Officer and Chairman-Elect effective September 19, 2005 (the “Start Date”). Pursuant to the Employment Agreement, the Board of Directors will elect Mr. Smith as a director, and on January 1, 2006, he will become Chairman of the Board. As previously reported, the current Chief Executive Officer, Thomas F. Chapman, will retire as Chief Executive Officer on the Start Date. Mr. Chapman will continue to serve as Chairman until December 31, 2005.

Mr. Smith, age 45, has served as Chief Operating Officer, GE Insurance Solutions, since 2004, and in various executive positions at General Electric Company for 22 years. These positions included President & CEO of GE Global Property & Casualty Reinsurance (2003-2004), President & CEO, GE Property & Casualty Reinsurance —Americas of GE Global Insurance Holding Corp. (2001-2003), President & CEO, GE Capital Fleet Services and President & CEO, GE Capital Modular Space.

A brief summary of the material terms and conditions of the Employment Agreement is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01.                                      Financial Statements and Exhibits

(c)	Exhibits

99.1	Summary of Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and
General Counsel

Date: August 25, 2005

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

99.1	Summary of Employment Agreement.